As filed with the Securities and Exchange Commission on June 17, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

JAGUAR MINING INC.
(Exact name of Registrant as specified in its charter)

Ontario, Canada	1041	98-6396253
(Province or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
125 North State Street
Concord, New Hampshire 03301
(603) 224-4800
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation
111 Eighth Avenue
New York, NY 10011
(212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Robert J. Lloyd	Jason Saltzman, Esq.	Scott M. Tayne, Esq.
Jaguar Mining Inc.	Davies Ward Phillips &	Davies Ward Phillips &
125 North State Street	Vineberg llp	Vineberg llp
Concord, New Hampshire 03301	44th Floor, 1 First Canadian Place	625 Madison Avenue, 12th Floor
	Toronto, Ontario M5X 1B1	New York, New York 10022

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):

A.	☐		Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B.	☑		At some future date (check the appropriate box below)

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☑	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☑
CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Amount of
Securities to be	Amount to be	Aggregate	Registration
Registered	Registered(1)	Offering Price(2) (3)	Fee
Common Shares (no par value)
Debt Securities
Warrants
Subscription Receipts
Total(4)	US$300,000,000	US$300,000,000	US$16,740

(1)	There are being registered under this registration states such indeterminate number of common shares, debt securities, warrants and subscription receipts of the Registrant, including any common shares, debt securities and warrants of the Registrant as may be issued upon exercise, conversion or exchange of any such securities that provide for such issuance, as shall have an aggregate initial offering price not to exceed US$300,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	In United States dollars or the equivalent thereof in Canadian dollars

(4)	Pursuant to Rule 416 under the Securities Act, this Registration Statement will cover such indeterminate number of common shares of the Registrant that may be issued in respect of stock splits, stock dividends and similar transactions.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

New Issue	June 17, 2009
PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

JAGUAR MINING INC.
US$300,000,000
Debt Securities
Common Shares
Warrants
Subscription Receipts
We may offer from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, debt securities, common shares, warrants to purchase debt securities or common shares or subscription receipts which entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, common shares, warrants or debt securities or any combination thereof, or any combination of such securities (collectively, the “securities”), with an aggregate initial offering price not to exceed US$300,000,000 (or its equivalent in Canadian dollars or any other currency used to denominate the securities at the time of offering). The debt securities may consist of debentures, notes or other types of debt and may be issuable in one or more series.
The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions and other factors. We will provide the specific terms of any securities we offer in one or more prospectus supplements which will accompany this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
We may sell securities to or through underwriters or dealers purchasing as principals, and may also sell securities to one or more purchasers directly (subject to obtaining any required exemptive relief) or through agents. The prospectus supplement relating to a particular issue of securities will identify each underwriter, dealer or agent engaged by us in connection with the offering and sale of those securities, and will set forth the terms of the offering of such securities, including, to the extent applicable, the proceeds to be received by us and any fees payable to underwriters, dealers or agents, and any other material terms of the plan of distribution. See “Plan of Distribution”.
Our outstanding common shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) and on the New York Stock Exchange Arca Exchange (the “NYSE Arca”) under the symbol “JAG”.
We are permitted under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference in this prospectus have been prepared in accordance with Canadian generally accepted accounting principles and are subject to Canadian auditing and auditor independence standards. As a result, these financial statements may not be comparable to financial statements of U.S. companies.
Owning the securities offered hereby may subject you to tax consequences both in Canada and the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.
Your ability to enforce civil liabilities under the U.S. federal securities laws may be affected adversely because we are incorporated in Canada, some of our officers and directors and the experts named in this prospectus are Canadian residents, and a substantial portion of our assets and the assets of those officers, directors and experts are located outside of the United States.
Neither the U.S. Securities and Exchange Commission nor any state securities regulator has approved or disapproved the securities offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS
     You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. References to this “prospectus” include documents incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information in or incorporated by reference into this prospectus is current only as of the date of this prospectus or the date on the front of such other documents. We are not making an offer of these securities in any jurisdiction where the offer is not permitted by law.
     In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us” and “our” refer to Jaguar Mining Inc. together with its subsidiaries.
     All information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of those securities to which the prospectus supplement pertains.
PRESENTATION OF FINANCIAL INFORMATION
     In this prospectus, all references to “C$” are to the lawful currency of Canada and all references to “$”,“US$” or “U.S. dollars” are to the lawful currency of the United States.
     Our consolidated financial statements and the Management’s Discussion and Analysis relating thereto referred to in paragraphs (2) and (4) under the heading “Documents Incorporated by Reference” are reported in United States dollars and prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which differ in certain respects from United States generally accepted accounting principles (“U.S. GAAP”). For a description of the material differences between Canadian GAAP and U.S. GAAP as they relate to our audited consolidated financial statements, see the supplemental financial information relating to the U.S. GAAP reconciliation of our audited consolidated financial statements as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, referred to in paragraph (6) under the heading “Documents Incorporated by Reference”.

EXCHANGE RATE INFORMATION
     The following table reflects the high and low rates of exchange for one United States dollar, expressed in Canadian dollars, during the periods noted, the rates of exchange at the end of such periods and the average of such rates of exchange for each period, based on the Bank of Canada noon spot rate of exchange. On June 16, 2009, the Bank of Canada noon spot rate of exchange was $1.00 equals C$1.1327.
Annual Data

			Period
(Year Ended December 31,)	High	Low	End	Average
2008	1.2969	0.9719	1.2246	1.0660
2007	1.1853	0.9170	0.9881	1.0748
2006	1.1726	1.0990	1.1653	1.1340
Interim Period Data

(Three Months Ended March 31,)
2009	1.3000	1.1823	1.2602	1.2456
2008	1.0324	0.9719	1.0279	1.0041
DOCUMENTS INCORPORATED BY REFERENCE
     The following documents filed by us with the securities commissions or similar regulatory authorities in each of the provinces of Canada, other than Quebec, as well as filed with, or furnished to, the United States Securities and Exchange Commission (the “SEC”), are specifically incorporated by reference into, and form an integral part of, this prospectus:
1.	our annual information form dated February 11, 2009 for the year ended December 31, 2008 (the “2008 AIF”);
2.	our audited consolidated financial statements, including notes thereto, as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, together with the auditors’ report thereon, and management’s discussion and analysis relating thereto;
3.	our management information circular dated April 6, 2009 in connection with our annual meeting of shareholders held on May 14, 2009;
4.	our unaudited interim consolidated financial statements, including notes thereto, for the three month periods ended March 31, 2009 and 2008, and management’s discussion and analysis in respect of those statements;
5.	our material change report dated February 17, 2009 with respect to the announcement of the pricing of an offering of common shares; and
6.	the supplemental financial information relating to the reconciliation of our consolidated financial statements as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 to U.S. GAAP in accordance with Item 18 of Form 20-F, together with the auditors’ report thereon.
     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus except as so modified or superseded.
     Any documents of the types referred to in the numbered paragraphs above (excluding confidential material change reports) or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44-101 – Short Form Prospectus Distributions that are filed by us with a securities commission or similar authority in Canada after the date of this prospectus and prior to the termination of the offering under any prospectus supplement shall be deemed to be incorporated by reference into this prospectus. To the extent that any document or information incorporated by reference into this prospectus is filed with or furnished to the SEC on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form) such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this prospectus forms a part. In addition, we may incorporate by reference into this prospectus from documents that we file or furnish to the SEC pursuant to Sections 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus if and to the extent provided in such document.
     Upon a new annual information form and the related annual audited consolidated financial statements and accompanying management’s discussion and analysis being filed with, and where required, accepted by, the applicable securities regulatory authorities in Canada during the currency of this prospectus, the previous annual information form, the previous annual audited consolidated financial statements and accompanying management’s discussion and analysis and all interim financial statements and accompanying management’s discussion and analysis, material change reports, information circulars and business acquisition reports filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities hereunder. Upon interim financial statements and accompanying management’s discussion and analysis being filed by us with, and where required, accepted by, the applicable securities regulatory authorities in Canada during the currency of this prospectus, all interim financial statements and accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities hereunder.
     A prospectus supplement containing the specific terms of an offering of the securities and updated disclosure of earnings coverage ratios, if applicable, will be delivered to purchasers of such securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of such prospectus supplement but only for purposes of the offering of securities covered by that prospectus supplement.
     Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of Jaguar Mining Inc. at 125 North State Street, Concord, New Hampshire 03301, U.S.A., Tel. (603) 224-4800, and are also available electronically at www.sedar.com.
AVAILABLE INFORMATION
     We have filed with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933, as amended, with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered in this prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the documents filed as exhibits to the registration statement. Each such statement is qualified in its entirety by such reference.
     We are subject to the informational requirements of the Exchange Act and in accordance therewith file and furnish reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. We are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Under the Exchange Act, we are not required to publish financial statements as frequently or as promptly as U.S. companies. Any information filed with, or furnished to, the SEC can be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our U.S. filings are available electronically from the SEC’s Electronic Document Gathering and Retrieval System, or EDGAR, at www.sec.gov.
CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATES OF MINERAL RESOURCES
AND RESERVES
     This prospectus, any prospectus supplement and the documents incorporated by reference have been, and will be, prepared in accordance with the requirements of Canadian provincial securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included in this prospectus, any prospectus supplement and the documents incorporated by reference have been, and will be, prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum classification system.

NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.
     Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained in or incorporated by reference into this prospectus and any prospectus supplement may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, these documents use the terms “measured resources”, “indicated resources” and “inferred resources”. U.S. investors are advised that, while such terms are recognized and required by Canadian securities laws, the SEC does not recognize them. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. U.S. investors are cautioned not to assume that any part of the “measured resource” or “indicated resource” will ever be converted into a “reserve”. U.S. investors should also understand that “inferred resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of “inferred resources” exist, are economically or legally mineable or will ever be upgraded to a higher category. Under Canadian securities laws, estimated “inferred resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of “contained ounces” in a mineral resource is permitted disclosure under Canadian securities laws. However, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade, without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and reserves reported by us in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein and in the documents incorporated by reference may not be comparable with information made public by companies that report in accordance with U.S. standards.
     For definitions of the terms used in this section, see the 2008 AIF.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements contained in this prospectus and in the documents incorporated by reference in this prospectus, constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” under the provisions of Canadian provincial securities laws. Forward-looking statements are frequently characterized by words such as “could”, “expect”, “may”, “anticipate”, “assume”, “believe”, “intend”, “estimate”, “plan”, “project”, “guidance” and other similar words, or statements that certain events or conditions “may”, “could”, “might”, or “will” occur. Statements relating to “mineral reserves” or “mineral resources” are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the mineral reserves and mineral resources described can be profitably produced in the future. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future, political risks and other factors described in this prospectus under the heading “Risk Factors”.
     Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this prospectus. Such statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, the following assumptions: that there is no material deterioration in general business and economic conditions; that there is no unanticipated fluctuation of interest rates and foreign currency exchange rates; that the supply and demand for, deliveries of, and the level and volatility of prices of gold as well as oil and petroleum products develop as expected; that we receive regulatory and governmental approvals for our development projects and other operations on a timely basis; that we are able to obtain financing for our development projects on reasonable terms; that there is no unforeseen deterioration in our costs of production or our production and productivity levels; that we are able to procure mining equipment and operating supplies in sufficient quantities and on a timely basis; that engineering and construction timetables and capital costs for our development and expansion projects are not incorrectly estimated or affected by unforeseen circumstances; that costs of closure of various operations are accurately estimated; that unforeseen changes to the political stability or government regulation in the country in which we operate do not occur; that there are no unanticipated changes to market competition; that our reserve estimates are within reasonable bounds of accuracy (including with respect to size, grade and recoverability) and that the geological, operational and price assumptions on which these are based are reasonable; that we realize expected premiums over London Metal Exchange cash and other benchmark prices; and that we maintain our ongoing relations with our employees and with our business partners and joint venturers as well as those risk factors set out in this prospectus or incorporated by reference herein.
     All of the forward-looking information in this prospectus, and the documents incorporated by reference herein, is qualified by these cautionary statements. Forward-looking information contained herein is made as of the date of this prospectus or as of the date of the applicable document incorporated by reference, and we disclaim any obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise, except as required by law. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in making such statements containing forward-looking information. Accordingly, readers should not place undue reliance on forward-looking information.
RISK FACTORS
     An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks under the heading “Risk Factors” in our 2008 AIF, as well as the other information contained in and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those risks described in the applicable prospectus supplement. Any of these risks could materially adversely affect our business, financial condition, or results of operations, which could in turn materially adversely affect the value of our securities. Additional risks and uncertainties not currently known to us, or that are currently considered by us to be immaterial, may also materially and adversely affect our business, financial condition or results of operations.
JAGUAR
     We are a corporation, incorporated under the laws of Ontario, that is engaged in gold production and in the acquisition, exploration, development and operation of gold-producing properties in Brazil. Our properties, except Pedra Branca, are located in, or adjacent to, the Iron Quadrangle region of Brazil, a greenstone belt located east of the city of Belo Horizonte in the state of Minas Gerais. We have three operating properties: Sabará, Turmalina and Paciência. Our only property under development is the Caeté project, which we intend to continue to develop. Pursuant to a joint venture agreement with Xstrata plc., we are currently exploring the Pedra Branca property in North Eastern Brazil. For a detailed description of our business, please refer to “Description of the Business” in the 2008 AIF.
CHANGES IN CONSOLIDATED CAPITALIZATION
     There have been no material changes to our share or loan capital on a consolidated basis since March 31, 2009.
USE OF PROCEEDS
     Any net proceeds that we expect to receive from the issue of securities will be set forth in a prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the net proceeds of an offering will be used for any one or more of debt repayment, working capital, acquisitions or other general corporate purposes. We may, from time to time, issue common shares or other securities other than through the issue of securities pursuant to this prospectus.
PLAN OF DISTRIBUTION
     We may offer and sell securities to or through underwriters or dealers purchasing as principals, and also may sell securities to one or more purchasers directly (subject to obtaining any required exemptive relief) or through agents. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices or at prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers. The price at which securities will be offered and sold may vary as between purchasers during the distribution period.
     The prospectus supplement with respect to any securities being offered will set forth the terms of the offering of those securities, including:
•	the name or names of any underwriters, dealers or other placement agents;

•	the purchase price of, and form of consideration for, those securities and the proceeds to us from such sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or commissions and other items constituting underwriters’ compensation;

•	any offering price (or the manner of determination thereof if offered on a non-fixed price basis);

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which those securities may be listed.

     Only the underwriters named in a prospectus supplement are deemed to be underwriters in connection with securities offered by that prospectus supplement.
     Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under Canadian and United States securities legislation, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be our customer, or engage in transactions with or perform services for us, in the ordinary course of business.
     In connection with any offering of securities (unless otherwise specified in the prospectus supplement), the underwriters, dealers and agents who participate in the offering may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
     Without limiting the generality of the foregoing, we also may issue some or all of the securities offered by this prospectus in exchange for property, including shares or assets of other companies which we may acquire in the future.
DESCRIPTION OF COMMON SHARES
     Our authorized capital consists of an unlimited number of common shares without par value. As of May 31, 2009, 77,980,381 common shares were issued and outstanding, all of which are fully paid and nonassessable.
     Holders of common shares are entitled to receive notice of any meetings of shareholders and to attend and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all directors standing for election. Holders of common shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by our board of directors at its discretion from funds legally available therefore and upon the liquidation, dissolution or winding up of our company are entitled to receive on a pro rata basis our net assets after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of common shares with respect to dividends or liquidation. The common shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.
DESCRIPTION OF DEBT SECURITIES
     We may offer unsecured general obligations or secured obligations, which may be senior (the “senior debt securities”) or subordinated (the “subordinated debt securities”). The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities”. Unless otherwise provided in a prospectus supplement, the senior debt securities will have the same rank as all of our other unsubordinated debt. The subordinated debt securities may be senior or junior to, or rank pari passu with, our other subordinated obligations and will be entitled to payment only after payment on our senior indebtedness.
     The senior debt securities and the subordinated debt securities may be issued under an indenture to be entered into among us, Computershare Trust Company of Canada and a U.S. trustee, as supplemented by one or more supplemental indentures. When we issue debt securities, the terms and provisions that are particular to those securities will be set forth in a supplemental indenture. When we refer to the indenture in this prospectus in respect of a particular series of debt securities, we are referring to the indenture, as supplemented by the supplemental indenture applicable to such series. The following summary is of certain provisions of the indenture and certain general features of the debt securities and this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture and the applicable provisions of the Business Corporations Act (Ontario) and any other applicable statute of Canada or a province thereof as well as the U.S. Trust Indenture Act of 1939, as amended. A copy of the form of indenture will be filed with the SEC as an exhibit to our registration statement on Form F-10.
     The following description of the terms of the debt securities is a summary only and sets forth certain general terms and provisions. The particular terms of debt securities offered by any prospectus supplement and the extent, if any, to which such general terms and provisions may apply to those debt securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information. In this description, the words “we”, “us” and “our” refer to Jaguar Mining Inc. (or its successors, if any, under the indenture) and not any of its subsidiaries.

General
     The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the particular terms of the debt securities being offered, including, where applicable:
•	the title of the debt securities;
•	any limit upon the aggregate principal amount of the debt securities that may be authenticated and delivered under the indenture;
•	the date or dates on which the principal of the debt securities is payable;
•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue and the dates on which interest will be payable;
•	the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;
•	the place or places, if any, other than or in addition to Toronto, where the principal of (and premium, if any) and any interest on debt securities will be payable, any debt securities may be surrendered for registration of transfer, debt securities may be surrendered for exchange and the place or places where notices or demands to or upon us in respect of the debt securities may be served;
•	whether we have the option to redeem the debt securities, whether in whole or in part, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which debt securities may be redeemed;
•	whether we have the obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities will be issuable;
•	if other than us or one of the trustees, the identity of each registrar and/or paying agent;
•	if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration;
•	if other than U.S. dollars, the currency in which payment of the principal of, and premium, if any, or interest, if any, on the debt securities will be payable or in which the debt securities will be denominated;
•	whether the amount of payments of principal of, and premium, if any, or interest on the debt securities may be determined with reference to a formula or other method, and the manner in which such amounts will be determined;
•	whether the principal of, and premium, if any, and interest, if any, on the debt securities are to be payable, at our election or at the election of a holder, in a currency other than that in which such debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities are to be so payable;
•	the designation of the initial exchange rate agent, if any;
•	any provisions limiting the applicability of, in modification of, in addition to or in lieu of the defeasance provisions of the indenture that will be applicable to the debt securities;
•	provisions, if any, granting special rights to the holders of debt securities upon the occurrence of such events as may be specified;
•	any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants in the indenture;
•	whether any debt securities are to be issuable in global form and, if so, whether beneficial owners of interests in any such global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur;

•	the person to whom any interest on any security will be payable, if other than the person in whose name that security is registered at the close of business on the record date for such interest;
•	if debt securities are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary security of such series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions; and
•	any other terms, conditions, rights and preferences, or limitations on such rights and preferences, such as the subordination of the debt securities to our senior debt.
     Unless we indicate differently in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued does not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity. Unless otherwise indicated in the applicable prospectus supplement, the indenture will not afford holders the right to tender debt securities to us for repurchase or provide for any increase in the rate or rates of interest at which the debt securities will bear interest in the event we should become involved in a highly leveraged transaction or in the event of a change of control of our company.
Form and Denomination of Debt Securities
     Unless we indicate differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and integral multiples thereof.
     We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices.
Convertible Debt Securities
     The prospectus supplement will describe, if applicable, the terms on which debt securities will be convertible into our equity. The prospectus supplement will describe how the number of our shares to be received would be calculated and the anti-dilution protections, if any.
Events of Default
     You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.
     Unless otherwise specified in the applicable prospectus supplement, the term “Event of Default” with respect to the debt securities offered means any of the following:
•	we do not pay the principal of, or any premium on, the debt security on its due date;
•	we do not pay interest on the debt security within 30 days of its due date;
•	we do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date;
•	we remain in breach of a covenant or warranty (other than any payment covenant or a covenant or warranty included solely for the benefit of a different series of debt securities) in the indenture for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either of the trustees or the holders of at least 25% of the principal amount of the debt securities of the affected series;
•	we default in the payment, at the stated maturity, of any of our indebtedness for borrowed money in excess of $20 million;
•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and/or
•	any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable supplemental indenture, occurs.
     An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

Remedies if an Event of Default Occurs
     If an Event of Default has occurred and has not been cured within the applicable time period, the trustees or the holders of 25% in principal amount of the debt securities of the affected series (or, in some cases, the holders of 25% in principal amount of the debt securities of all series) may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded in certain circumstances by the holders of at least a majority in principal amount of the debt securities of the affected series or of all series, as the case may be. A declaration of acceleration of maturity following an event of default caused by a default in payment or acceleration of any of our indebtedness for borrowed money will be automatically annulled if such indebtedness is discharged or the holders of such indebtedness rescind their declaration of acceleration.
     The trustees may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest or the payment of any sinking fund instalment, if they consider the withholding of notice to be in the best interests of the holders. Additionally, the trustees are not required to take any action under the indenture at the request of any of the holders of the debt securities unless such holders offer the trustees reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustees. The trustees may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
     Before a holder is allowed to bypass the trustees and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to its debt securities, the following must occur:
•	the holder must give the trustees written notice that an Event of Default has occurred and remains uncured;
•	the holders of 25% in principal amount of all outstanding debt securities of the relevant series or, in some cases, of all series must make a written request that the trustees take action because of the default that has occurred and must offer reasonable indemnity to the trustees against the cost and other liabilities of taking that action;
•	the trustees must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity; and
•	the holders of a majority in principal amount of the debt securities of the relevant series or, in some cases, of all series must not have given the trustees a direction inconsistent with the above notice or request.
     Notwithstanding the above, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date for payment.
     Holders of a majority in principal amount of the debt securities of the affected series or, in some cases, of all series may waive any past defaults other than:
•	the payment of principal of, or any premium or interest on, the affected series of debt securities; or
•	a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.
     Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustees, and how to declare or rescind an acceleration of maturity on their debt securities.
Merger or Consolidation
     Unless otherwise specified in the applicable prospectus supplement, the terms of the indenture will generally permit us to amalgamate or consolidate with or merge into another corporation or convey, transfer or lease substantially all of our assets to another corporation. However, we may not take any of these actions unless, among other things, the following conditions are met:
•	in the event that, as a result of the transaction, we are not the surviving entity or we convey, transfer or lease all or substantially all of our assets, the surviving entity must be a corporation, partnership or trust organized under the laws of a jurisdiction in Canada or the United States and such entity must agree to be legally responsible for the debt securities; and
•	after giving effect to the transaction, no Event of Default shall have occurred or be continuing.

Modification or Waiver
     There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Not Requiring Consent of Holders
     There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Without your approval, we will be permitted to:
•	evidence the succession of another person to our obligations;
•	add covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred to us in the indenture;
•	add any additional Events of Default;
•	add to or change any of the provisions of the indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to provide for uncertificated debt securities, in compliance with applicable laws and regulations;
•	change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
•	establish the form or terms of securities of any series as permitted by the indenture;
•	evidence and provide for the acceptance of appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as is necessary to provide for or facilitate the administration of any trusts established under the indenture by more than two trustees;
•	close the indenture with respect to the authentication and delivery of additional series of debt securities, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the indenture; provided that any such action will not adversely affect the interests of the holders of debt securities of any series in any material respect; or
•	supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action will not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect.
Changes Requiring Consent of Holders
     There will be changes that we will not be permitted to make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the indenture, without your specific approval, we will not be permitted to:
•	change the stated maturity of the principal of, or interest on, your debt securities;
•	reduce the principal amount of, or premium, if any, or interest on, your debt securities;
•	reduce the amount of principal payable upon acceleration of maturity of your debt securities;
•	make any change that adversely affects any right of repayment at your option;
•	change the place or currency of payment on your debt securities;
•	impair your right to sue for payment on your debt securities;
•	reduce the percentage of holders of outstanding debt securities of your series or of all series whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults of the indenture; or
•	modify any of the provisions of the indenture dealing with modification, waiver of past defaults or the waiver of certain covenants relating to your debt securities except to increase the percentage of holders of the debt securities required to approve certain matters or to require all holders of debt securities to approve certain matters.

Changes Requiring Majority Approval
     Subject to the provisions of the indenture, any other change to, or waiver of, any provision of the indenture and the debt securities issued pursuant thereto would require the following approval:
•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series;
•	if the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose; or
•	waiver of our compliance with certain provisions of the indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture, voting together as one class for this purpose, in accordance with the terms of the indenture.
     In each case, the required approval must be given in writing.
Satisfaction and Discharge
     The indenture will cease to be of further effect with respect to any series of debt securities and the trustees will execute proper instruments acknowledging satisfaction and discharge of the indenture as to a particular series of debt securities, when (A) either (1) all debt securities of such series authenticated and delivered have been delivered to the trustees for cancellation or (2) all debt securities of such series not so delivered to the trustees for cancellation (i) have become due and payable, or (ii) will become due and payable at their maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year, and we have deposited or caused to be deposited with one of the trustees an amount, in the currency in which the debt securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustees for cancellation, for principal, and premium, if any, and interest to the date of such deposit in the case of debt securities that have become due and payable or to maturity or redemption date, as the case may be and (B) we have paid or caused to be paid all other sums payable by us.
Defeasance
     If specified in the applicable prospectus supplement and subject to the provisions of the indenture, we may elect either:
•	to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as “covenant defeasance”); or
•	to be discharged from all of our obligations with respect to your debt securities, except for obligations to issue temporary debt securities, to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as “full defeasance”).
Covenant Defeasance
     In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.
     Subject to the provisions of the indenture, to accomplish covenant defeasance with respect to the debt securities offered:
•	we must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and government obligations issued in the currency in which the debt securities of the applicable series are payable, that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due;
•	no Event of Default or event which with notice or lapse of time or both would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit or at any time during the three-month period after such a deposit in respect of certain bankruptcy or insolvency events;
•	we must not be insolvent on the date of the deposit of the funds or at any time during the three-month period after the date of such deposit;
•	no breach or violation of any covenant under the indenture shall occur as a result of such deposit;

•	we must deliver to the trustees of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes and Canadian federal or provincial income tax or other tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred;
•	we must deliver to the trustees of your debt securities an officers’ certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the indenture, had been complied with; and
•	we must comply with certain additional terms of, conditions to or limitations to covenant defeasance, as set forth in the indenture.
     If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustees were prevented from making payment. In fact, if an Event of Default (such as our bankruptcy) occurred after we accomplish covenant defeasance and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.
Full Defeasance
     If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. The conditions to accomplish full defeasance set out in the indenture include conditions to protect the trust deposit from claims of our lenders and other creditors if we were to become bankrupt or insolvent.
     Subject to the provisions of the applicable indenture, in order to accomplish full defeasance with respect to the debt securities offered:
•	we must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and government obligations issued in the currency in which the debt securities of the applicable series are payable, that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due;
•	no Event of Default or event which with notice or lapse of time or both would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit or at any time during the three-month period after such a deposit in respect of certain bankruptcy or insolvency events;
•	we must not be insolvent on the date of the deposit of the funds or at any time during the three-month period after the date of such deposit;
•	no breach or violation of any covenant under the indenture shall occur as a result of such deposit;
•	we must deliver to the trustees of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity;
•	we must deliver to the trustees of your debt securities a legal opinion of our counsel to the effect that, for Canadian federal or provincial income tax purposes or other tax purposes, you will not recognize income, gain or loss as a result of such defeasance and that such defeasance will not cause you to be taxed on your debt securities any differently than if such defeasance had not occurred;
•	we must deliver to the trustees of your debt securities an officers’ certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the indenture, had been complied with; and
•	we must comply with certain additional terms of, conditions to or limitations to full defeasance, as set forth in the indenture.
Information Concerning the Trustees
     Computershare Trust Company of Canada and a U.S. Trustee will be the trustees under the indenture. We may maintain deposit accounts and conduct banking and other financing transactions with the trustees in the normal course of business.
Governing Law
     The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Holders of Registered Debt Securities
Book-Entry Holders
     We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.
     Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.
     As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system, or that holds an interest through a participant in the depositary’s book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
     In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name”. Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.
     For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
     Our obligations, as well as the obligations of the trustees and those of any third parties employed by the trustees or us, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.
     For example, once we make a payment or give a notice to the legal holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.
     Notwithstanding the above, when we refer to “you” or “your” in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the legal holders or only indirect holders of the debt securities offered. When we refer to “your debt securities” in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
     If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for its consent, as a legal holder of the debt securities, if ever required;
•	if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder of such debt securities;
•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
     A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, CDS Clearing and Depository Services Inc., known as CDS, will be the depositary for all debt securities that we issue in book-entry form.
     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole legal holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal holder of the debt security, but an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
     As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the legal holder of the debt securities represented by such global security.
     If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•	an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “— Special Situations When a Global Security Will Be Terminated”;
•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Holders of Registered Debt Securities” above;
•	an investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;
•	an investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the debt securities. Neither the trustees nor we have any responsibility for any aspect of the depositary’s actions or for the depositary’s records of ownership interests in a global security. Additionally, neither the trustees nor we supervise the depositary in any way;
•	CDS requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and
•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.
Special Situations When a Global Security Will Be Terminated
     In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as “certificated” debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under “— Holders of Registered Debt Securities” above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.
     The special situations for termination of a global security are as follows:
•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;
•	if we notify the trustees that we wish to terminate that global security; or
•	if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.
     The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustees, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal holders of those debt securities.
DESCRIPTION OF WARRANTS
General
     We may issue warrants to purchase common shares or debt securities. We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under and governed by the terms of one or more warrant indentures between a warrant trustee and us that we will name in the relevant prospectus supplement. Each warrant trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.
     This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant indenture and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant indenture. Prospective investors should refer to the warrant indenture relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture relating to an offering of warrants will be filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it.
     The prospectus supplement relating to any warrants offered by us will describe the particular terms of those warrants and include specific terms relating to the offering. This description will include some or all of the following:
•	the designation and aggregate number of warrants offered;
•	the price at which warrants will be offered;
•	the currency or currencies in which the warrants will be offered;
•	the designation, number and terms of the common shares or debt securities purchasable on exercise of the warrants, and procedures that will result in the adjustment of those numbers;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;
•	whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
•	whether the warrant will be listed on any exchange;
•	material Canadian and United States tax consequences of owning the warrants; and
•	any other material terms of the warrants.
Rights of Holders Prior to Exercise
     Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the common shares or debt securities issuable upon exercise of the warrants.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
     We may issue subscription receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, common shares, debt securities, warrants or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between an escrow agent and us, which will establish the terms and conditions of the subscriptions receipts. Each escrow agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on a business as a trustee. A copy of the form of any subscription receipt agreement will be filed with Canadian securities regulatory authorities and as an exhibit to the Registration Statement.
     The following description sets forth certain general terms and provisions of subscription receipts and is not intended to be complete. The statements made in this prospectus relation to any subscription receipts agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement and the prospectus supplement describing such subscription receipt agreement.
     The prospectus supplement relating to any subscription receipts we offer will describe the subscription receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and NYSE Arca relating to subscription receipts. If underwriters or agents are used in the sale of subscription receipts, one or more of such underwriters or agents may also be parties to the subscription receipt agreement governing the subscription receipts sold to or through such underwriters or agents.
     The prospectus supplement and the subscription receipt agreement for any subscription receipts we offer will describe the specific terms of the subscription receipts and may include, but are not limited to, any of the following:
•	the designation and aggregate number of subscription receipts offered;
•	the price at which the subscription receipts will be offered;
•	the currency or currencies in which the subscription receipts will be offered;
•	the designation, number and terms of the common shares, debt securities, warrants or any combination thereof to be received by holders of subscription receipts upon satisfaction of the release conditions, and the anti-dilution procedures that will result in the adjustment of those numbers;
•	the conditions (the “Release Conditions”) that must be met in order for holders of subscription receipts to receive for no additional consideration, common shares, debt securities, warrants, or a combination thereof;
•	the procedures for the issuance and delivery of common shares, debt securities, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;
•	whether any payments will be made to holders of subscription receipts upon delivery of the common shares, debt securities, warrants or any combinations thereof upon satisfaction of the Release Conditions (e.g., any amount equal to the dividends declared on common shares by us to holders of record during the period from the date of issuance of Subscriptions Receipts to the date of issuance of any common shares pursuant to the terms of the subscription receipt agreement, or an amount equal to the interest payable by us in respect of debt securities during the period from the date of issuance of the subscription receipts to the date of issuance of the debt securities pursuant to the terms of the subscription receipt agreement);
•	the terms and conditions under which the escrow agent will hold all or a portion of the gross proceeds from the sale of the subscription receipts together with interest income earned thereon (collectively, “the Escrowed Funds”), pending satisfaction of the Release Conditions;
•	the terms and conditions under which the escrow agent will hold common shares, debt securities, warrants or a combination thereof pending the satisfaction of the Release Conditions;
•	the terms and conditions under which the escrow agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the Release Conditions;
•	if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the escrow agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the subscription receipts;
•	procedures for the refund by the escrow agent to holders of subscription receipts of all or a portion of the subscription price for their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;
•	any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event this prospectus, the prospectus supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;
•	any entitlement of ours to purchase the subscription receipts in the open market by private agreement or otherwise;
•	whether we will issue the subscription receipts as global securities and, if so, the identity of the depositary for the global securities;
•	whether we will issue the subscription receipts as bearer securities, registered securities or both;
•	provisions as to modification, amendment or variation of the subscription receipt agreement or any rights or terms attaching to the subscription receipts;
•	the identity of the escrow agent;
•	whether the subscription receipts will be listed on any exchange;
•	material United States and Canadian Federal Tax consequences of owning the subscription receipts; and
•	any other terms of the subscription receipts.
     The holders of subscription receipts will not be our shareholders. Holders of subscription receipts will be entitled only to receive common shares, debt securities, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments provided for under the subscription receipt agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the subscription receipt agreement.
EARNINGS COVERAGE
     The following consolidated earnings coverage ratios have been calculated for the 12-month periods ended March 31, 2009 and December 31, 2008 and give effect to the issuance of all of our long-term debt and repayment or redemption thereof since those dates respectively. The earnings coverage ratios set forth below do not purport to be indicative of earnings coverage ratios for any future periods. The earnings coverage ratios and interest requirements do not give effect to the issuance of debt securities that may be issued pursuant to this prospectus and any prospectus supplement, since the aggregate principal amounts and the terms of such securities are not currently known. The information presented herein for the 12-month period ended March 31, 2009 is based on unaudited financial information.

	12 Months Ended	12 Months Ended
	March 31, 2009	December 31, 2008
Interest requirements (in thousands)	$9,728	$11,584
Earnings before interest expense and taxes (in thousands)	$13,720	$11,860
Earnings Coverage	1.410	1.024

If we offer any debt securities having a debt to maturity in excess of one year under this prospectus and a prospectus supplement, the prospectus supplement will include earnings coverage ratios giving effect to the issuance of such debt securities.
PRICE RANGE AND TRADING VOLUME OF LISTED SECURITIES
Common Shares
     The following table sets forth, for the periods indicated, the reported high and low daily trading prices and the aggregate volume of trading of common shares on the TSX and NYSE Arca, as reported by the TSX.

	TSX			NYSE Arca
Period	High	Low	Volume	High	Low	Volume
	(C$)	(C$)	(#)	($)	($)	(#)
2008
June	11.68	9.25	5,475,700	11.41	9.15	1,307,600
July	12.25	9.7	3,914,100	12.25	9.52	1,637,862
August	11.00	6.72	4,895,300	10.6	6.26	1,669,600
September	7.33	4.85	6,150,300	7.40	4.52	3,090,100
October	6.85	3.18	7,500,100	6.30	2.44	2,617,600
November	4.57	2.39	7,151,600	3.99	1.85	2,088,700
December	6.60	2.43	13,380,400	5.43	1.89	4,158,800
2009
January	7.50	4.76	5,151,100	6.16	3.84	3,235,800
February	8.09	6.2	9,942,962	6.49	5	4,071,720
March	7.87	5.89	7,133,415	6.4	4.52	3,862,552
April	7.88	6	6,698,916	6.26	4.86	4,101,848
May	7.89	6.01	6,781,234	9	5.7	369,552
June 1 to June 16	9.83	8	3,260,776	9.16	7	1,543,936
Notes
     On March 22, 2007, we entered into a note indenture with Computershare Trust Company of Canada pursuant to which we issued C$86,250,000 aggregate principal amount of 10.5% senior secured notes due March 23, 2012 (the “Notes”). Pursuant to the requirements of the note indenture, the Notes were listed, and began trading, on the TSX on July 26, 2007. The following table sets forth, for the periods indicated, the reported high and low daily trading prices of the Notes and the aggregate volume of trading, as reported by the TSX.

	TSX
	High	Low	Volume
	(C$)	(C$)	(#)
2008
June	100	97	80,300
July	100	99	12,850
August	100	98	12,620
September	98	97.99	2,300
October	97.99	90	910
November	94	75	2,500
December	79	45.01	9,210
2009
January	71	45	49,415
February	75	74	1,500
March	80	68	46,930
April	80.1	75	212,845
May	86.95	80	40,150
June 1 to June 16	94	92.55	4,440

INCOME TAX CONSIDERATIONS
     The applicable prospectus supplement may describe the principal Canadian and United States federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the securities offered thereunder.
LEGAL MATTERS
     Certain legal matters relating to the securities offered hereby will be passed upon on our behalf by Davies Ward Phillips & Vineberg LLP. As of the date of this prospectus, the partners and associates of Davies Ward Phillips & Vineberg llp, as a group, beneficially own, directly or indirectly, less than 1% of our outstanding securities of any class and less than 1% of the outstanding securities of any class of our associates or affiliates.
DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT
     The following documents have been or will be filed with the SEC as part of the Registration Statement of which this prospectus forms a part: (1) the documents referred to under the heading “Documents Incorporated by Reference”, (2) powers of attorney from certain directors and our officers, (3) the consent of KPMG LLP as well as consents of certain “qualified persons” under NI 43-101, being Ivan C. Machado, Graham G. Clow and Wayne W. Valliant and (4) a form of Trust Indenture.
AUDITORS, TRANSFER AGENT AND REGISTRAR
     Our external auditors are KPMG LLP, Chartered Accountants, Toronto, Ontario.
     The transfer agent and registrar for our common shares in Canada is Computershare Investor Services Inc., Toronto, Ontario and the transfer agent and registrar for our common shares in the United States is Computershare Trust Company, N.A., Golden, Colorado.
EXPERTS
     The Qualified Person, as such term is defined in NI 43-101, who prepared the Quadrilátero Gold Project Technical Report amended December 20, 2004, the Turmalina Gold Project Technical Report, revised December 20, 2004, the Paciência Gold Project Santa Isabel Mine Feasibility Study dated August 7, 2007, the Turmalina Expansion Feasibility Study dated September 9, 2008 and the Caeté Expansion Feasibility Study dated September 15, 2008 was Ivan C. Machado, M.Sc., P.E., P.Eng. Mr. Machado is a principal of TechnoMine and is independent for the purposes of NI 43-101. The Qualified Persons who prepared the Sabará Project Technical Report dated February 17, 2006 and the Turmalina Gold Project Technical Report dated July 31, 2006 were Graham G. Clow, P.Eng., and Wayne W. Valliant, P.Geo. These reports have not been updated to reflect any new information since the dates of the reports, including, but not limited to, resources and reserves, mine and plant production, metallurgy, operating and capital costs and environment data. Mr. Clow is a principal of Scott Wilson Roscoe Postle Associates Inc. and Mr. Clow and Mr. Valliant are independent for the purposes of NI 43-101.
INTEREST OF EXPERTS
     None of Ivan C. Machado, TechnoMine, Graham G. Clow, Wayne W. Valliant and Scott Wilson Roscoe Postle Associates Inc., each being persons or companies who have prepared reports relating to our mineral properties, or any director, officer, employee or partner thereof, as applicable, has received a direct or indirect interest in our property or any associate or affiliate of ours. As of the date hereof, the aforementioned persons and companies beneficially own, directly or indirectly, in the aggregate, less than 1% of our outstanding securities of any class and less than 1% of the outstanding securities of any class of our associates and affiliates.
ENFORCEABILITY OF CIVIL LIABILITIES
     We are a corporation organized under the laws of Ontario. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for U.S. investors to effect service of process within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for U.S. investors to realize in the United

States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under U.S. federal securities laws.
     We filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation, 111 Eighth Avenue, New York, NY 10011, as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of the securities under our registration statement.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
INDEMNIFICATION
     Under the BUSINESS CORPORATIONS ACT (Ontario), the Registrant may indemnify a present or former director or officer or person who acts or acted at the Registrant’s request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of the Registrant or such other corporation on condition that (i) the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Further, the Registrant may, with court approval, indemnify a person described above in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the Registrant, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils conditions (i) and (ii) above. A director is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits in his defense and fulfilled conditions (i) and (ii) above.
     In accordance with the BUSINESS CORPORATIONS ACT (Ontario), the by-laws of the Registrant indemnify a director or officer, a former director or officer, or a person who acts or acted at a Registrant’s request as a director or officer of a corporation in which the Registrant is or was a shareholder or creditor and the heirs and legal representatives of any such person against any and all losses and expenses reasonably incurred by him, including an amount to settle an action or satisfy a judgment, in respect of any civil, criminal, administrative action or proceeding to which he was made a party by reason of being or having been a director or officer of the Registrant or other corporation if he acted honestly and in good faith with a view to the best interests of the Registrant, or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
     A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the BUSINESS CORPORATIONS ACT (Ontario).
     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy in the United States as expressed in the Securities Act and is therefore unenforceable.

II-1

EXHIBITS
     The following exhibits have been filed as part of the Registration Statement:

Exhibit No.	Description

4.1	Registrant’s Annual Information Form for the year ended December 31, 2008, dated February 11, 2009, incorporated herein by reference to the Registrant’s Annual Report on Form 40-F filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 24, 2009 (the “2008 Annual Report”).

4.2	Audited consolidated financial statements of the Registrant, including the notes thereto, as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, together with the auditors’ reports thereon dated March 23, 2009, incorporated herein by reference to the 2008 Annual Report.

4.3	Management’s discussion and analysis of financial condition and results of operation of the Registrant for the years ended December 31, 2008 and 2007, incorporated herein by reference to the 2008 Annual Report.

4.4	Management Information Circular as at April 6, 2009 in connection with the Registrant’s annual meeting of shareholders held on May 14, 2009, incorporated herein by reference to the Registrant’s Report on Form 6-K furnished to the Commission on April 15, 2009.

4.5	Unaudited interim consolidated financial statements of the Registrant for the three- month periods ended March 31, 2009 and 2008, and management’s discussion and analysis in respect of those statements, incorporated herein by reference to the Registrant’s Report on Form 6-K furnished to the Commission on May 11, 2009.

4.6	Material Change Report of the Registrant dated February 17, 2009 in connection with the announcement of the pricing of an offering of common shares, incorporated herein by reference to the Registrant’s Report on Form 6-K furnished to the Commission on February 17, 2009.

4.7	The supplemental financial information relating to the reconciliation of the Registrant’s consolidated financial statements as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 to U.S. GAAP in accordance with Item 18 of Form 20-F, and the auditor’s report thereon, incorporated herein by reference to the Registrant’s Report on Form 6-K furnished to the Commission on June 17, 2009.

5.1	Consent of Ivan C. Machado.*

5.2	Consent of Graham G. Clow.*

5.3	Consent of Wayne W. Valliant.*

5.4	Consent of KPMG LLP.*

6.1	Powers of Attorney (set forth on the signature page of this Registration Statement).

7.1	Form of Indenture.**

*	Filed herewith.

**	To be filed by Amendment.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking
     The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2. Consent to Service of Process
(a)	Concurrently with the filing of this Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Pursuant to Section 310(a) of the Trust Indenture Act of 1939, as amended, and Rule 10a-5 thereunder, the Registrant will designate Computershare Trust Company of Canada as Canadian Trustee under the indenture to be included as Exhibit 7.1 hereto. Concurrently with the filing of the indenture as an exhibit to this Registration Statement, Computershare Trust Company of Canada will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

(c)	Pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, the Registrant may designate at a later date a U.S. trustee under the indenture included as Exhibit 7.1 hereto, and will file at such later date an application for determining such U.S. trustee’s eligibility under the Trust Indenture Act of 1939, as amended.

(d)	Any change to the name or address of the Registrant’s or Computershare Trust Company of Canada’s agent for service of process shall be communicated promptly to the Commission by an Amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of New Hampshire, on this 17th day of June, 2009.

JAGUAR MINING INC.
By:	/s/ Daniel R. Titcomb
	Name:	Daniel R. Titcomb
	Title:	President and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Daniel R. Titcomb and James M. Roller, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 17th day of June, 2009.

Name	Title

/s/ Daniel R. Titcomb Daniel R. Titcomb	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ James M. Roller James M. Roller	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Gary E. German Gary E. German	Director and Chairman

/s/ Andrew C. Burns Andrew C. Burns	Director

/s/ Gil Clausen Gil Clausen	Director

William E. Dow	Director

III-2

Name	Title

/s/ Anthony F. Griffiths Anthony F. Griffiths	Director
AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this Registration Statement in his capacity as the duly authorized representative of Jaguar Mining Inc. in the United States on this 17th day of June, 2009.

/s/ James M. Roller
Name:	James M. Roller
Title:	Chief Financial Officer, Jaguar Mining Inc.

III-3

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registrant’s Annual Information Form for the year ended December 31, 2008, dated February 11, 2009, incorporated herein by reference to the Registrant’s Annual Report on Form 40-F filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 24, 2009 (the “2008 Annual Report”).

4.2	Audited consolidated financial statements of the Registrant, including the notes thereto, as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, together with the auditors’ reports thereon dated March 23, 2009, incorporated herein by reference to the 2008 Annual Report.

4.3	Management’s discussion and analysis of financial condition and results of operation of the Registrant for the years ended December 31, 2008 and 2007, incorporated herein by reference to the 2008 Annual Report.

4.4	Management Information Circular as at April 6, 2009 in connection with the Registrant’s annual meeting of shareholders held on May 14, 2009, incorporated herein by reference to the Registrant’s Report on Form 6-K furnished to the Commission on April 15, 2009.

4.5	Unaudited interim consolidated financial statements of the Registrant for the three- month periods ended March 31, 2009 and 2008, and management’s discussion and analysis in respect of those statements, incorporated herein by reference to the Registrant’s Report on Form 6-K furnished to the Commission on May 11, 2009.

4.6	Material Change Report of the Registrant dated February 17, 2009 in connection with the announcement of the pricing of an offering of common shares, incorporated herein by reference to the Registrant’s Report on Form 6-K furnished to the Commission on February 17, 2009.

4.7	The supplemental financial information relating to the reconciliation of the Registrant’s consolidated financial statements as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 to U.S. GAAP in accordance with Item 18 of Form 20-F, and the auditor’s report thereon, incorporated herein by reference to the Registrant’s Report on Form 6-K furnished to the Commission on June 17, 2009.

5.1	Consent of Ivan C. Machado.*

5.2	Consent of Graham G. Clow.*

5.3	Consent of Wayne W. Valliant.*

5.4	Consent of KPMG LLP.*

6.1	Powers of Attorney (set forth on the signature page of this Registration Statement).

7.1	Form of Indenture.**

*	Filed herewith.

**	To be filed by Amendment.